Exhibit 3.1

Filed in the Office of Secretary of State State Of Nevada Business Number E6832322020-3 Filing Number 20200683231 Filed On 5/26/2020 12:54:00 PM Number of Pages 2 22-10165-2 C2.2 P36

22-10165-2 C2.2 P37